UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2005

COMMERCE ENERGY GROUP, INC.

(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32239 (Commission File Number)	20-0501090 (IRS Employer Identification No.)

600 Anton Boulevard, Suite 2000 Costa Mesa, California (Address of principal executive offices)		92626 (Zip Code)

Registrant’s telephone number, including area code: (714) 259-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
SIGNATURES

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     In connection with the following series of transactions, management of Commerce Energy Group, Inc. (the “Company”) has identified certain deficiencies in the Company’s internal controls. In January 2005, the Company sold electricity commodity supply contracts related to a strategic realignment of the Company’s customer portfolio in the Pennsylvania electricity market and the discontinuation of service to certain classes of residential and small commercial customers. As a result of timing issues related to realigning the portfolio and inaccurately forecasting the resulting required electricity supply, the Company had transitional electricity supply obligations which could have been served more cost effectively with the original electricity supply contracts rather than with the replacement power which was subsequently purchased at market prices. In the execution of this portfolio realignment, the Company observed deficiencies in its internal controls relating to monitoring the operational progress of the realignment and properly forecasting the resulting required electricity supply.

     Ernst & Young, LLP, the Company’s independent registered public accounting firm (“Ernst & Young”), advised the Company on June 8, 2005 that in their opinion, with which the Company concurs, these internal control deficiencies constitute reportable conditions, and collectively, a material weakness as defined in Statement on Auditing Standards No. 60 and that the Company’s unaudited condensed consolidated financial statements for the three and six months periods ended January 31, 2005 should be restated. As a result of these timing and forecasting issues and internal control deficiencies, on June 8, 2005, the Company decided to restate its unaudited condensed consolidated financial statements for the three and six months periods ended January 31, 2005. The Company is restating these unaudited quarterly financial statements principally to reflect the quarterly impact of this adjustment, and to include additional disclosures in the appropriate period related to these internal control deficiencies. The Company has filed concurrently with this Form 8-K filing an amended Quarterly Report on Form 10-Q/A to restate the Company’s financial statements for the three and six months periods ended January 31, 2005 and include additional disclosures as a result of the foregoing weaknesses in the Company’s internal controls. Accordingly, the previously issued financial statements for the three and six months periods ended January 31, 2005 (filed on March 17, 2005) should no longer be relied upon.

     The following tables set forth the effect of the restatement on the Company’s direct energy costs, gross profit and net income for the three and six months ended January 31, 2005:

	Three Months Ended		Six Months Ended
	January 31, 2005		January 31, 2005
	Reported	Restated	Reported	Restated
Net revenue	$61,048	$61,048	$119,545	$119,545
Direct energy costs	48,926	51,026	101,333	103,433

Gross profit	12,122	10,022	18,212	16,112

Income (loss) from operations before other income and expenses	$1,318	$(782)	$1,447	$(653)
Net income (loss)	$1,371	$(729)	$252	$(1,848)
Income (loss) per share — basic	$0.04	$(0.02)	$0.01	$(0.06)

Income (loss) per share — diluted	$0.04	$(0.02)	$0.01	$(0.06)

     The Company’s Audit Committee met and discussed the above-referenced matters with Ernst & Young.

     The Company provided Ernst & Young with a copy of this Form 8-K prior to its filing with the SEC.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE ENERGY GROUP, INC., a Delaware corporation
Date: June 14, 2005	By:	/S/ RICHARD L. BOUGHRUM
Richard L. Boughrum
Chief Financial Officer